Materion Corporation Reports Record Fourth Quarter and Full-Year 2021 Financial Results and Provides 2022 Guidance

MAYFIELD HEIGHTS, Ohio - (BUSINESS WIRE) – February 17, 2022 - Materion Corporation (NYSE: MTRN) today reported fourth quarter and full-year 2021 financial results, provided 2022 earnings guidance, and shared an update on key strategic initiatives.

Fourth Quarter 2021 Highlights

•Net sales were $397.2 million; value-added sales increased 27% year over year to a record $237.4 million

•Operating profit was $15.5 million; adjusted earnings before interest and taxes (EBIT) was a record at $28.1 million, or 11.8% of value-added sales, a 180-basis point margin expansion year over year

•Net income of $0.95 per share, diluted; adjusted earnings per share of $1.03, up 47% year over year

Full Year 2021 Highlights

•Net sales were $1.5 billion; value-added sales were a record $859.7 million, up 29% from the prior year

•Operating profit was $77.1 million; record adjusted EBIT of $99.4 million, an increase of 79% over prior year

•Net income of $3.50 per share, diluted; record adjusted earnings per share of $3.81, up 88% from prior year

•Completed transformational acquisition of HCS-Electronic Materials, largest in company’s history

•Completed construction of customer funded Precision Clad Strip facility positioning for step-change growth in 2022

“Our team continues to raise the bar for outstanding performance, meeting continued strong end market demand from our customers while also delivering the substantial benefits of our organic and inorganic growth initiatives,” Jugal Vijayvargiya, Materion President and Chief Executive

Officer said. “The achievement of another record quarter caps off a record year where our strategic transformation and related initiatives aimed at delivering above market growth combined with improved pricing and operational excellence contributed to significantly higher earnings and enhanced margins."

“We expect to deliver another record year in 2022, as the integrations of both HCS-Electronic Materials and Optics Balzers and the completion of our customer-funded precision clad strip project expand our access to high-growth, high value markets and applications,” Vijayvargiya added. “These initiatives, combined with the progress we’re making on numerous megatrend-aligned growth projects have us well-positioned for long-term sustainable growth.”

FOURTH QUARTER 2021 RESULTS

Net sales for the fourth quarter of 2021 were $397.2 million, compared to $339.7 million in the prior year fourth quarter. Value-added sales of $237.4 million were a record for any quarter, up 27% from the prior year quarter, driven by strong performance across several major end markets including semiconductor, industrial and automotive, as well as the benefit of the HCS-Electronic Materials acquisition.

Operating profit for the fourth quarter was $15.5 million and net income was $19.7 million, or $0.95 per diluted share, compared to an operating profit of $6.8 million and net income of $8.1 million, or $0.39 per diluted share in the prior year period. Excluding special items, detailed in the attached tables, adjusted EBIT was $28.1 million in the fourth quarter, another quarterly record and an increase of 50% versus the prior year period.

Adjusted net income was $21.4 million, or $1.03 per diluted share, an increase of 47% compared to $0.70 per share in the prior year period.

FULL-YEAR 2021 RESULTS

Net sales were $1.5 billion, an increase of 28% as compared to the prior year. Value-added sales of $859.7 million were up 29% from the prior year. Double-digit organic value-added sales growth across all major end markets, as well as incremental sales related to the acquisition of HCS-Electronic Materials drove the increase.

Operating profit for the full year was $77.1 million and net income was $72.5 million, or $3.50 per diluted share. Excluding special items (detailed in the attached tables), adjusted EBIT was $99.4 million, up 79% from the prior year of $55.4 million. The year-over-year increase in earnings was primarily driven by higher demand, improved pricing, and strong operating performance.

Adjusted net income was $78.8 million, or $3.81 per diluted share, as compared to $2.03 per diluted share in 2020, an increase of 88%.

OUTLOOK

With strong end market demand, organic outgrowth resulting from our customer initiatives, and the full year impact of our HCS-Electronic Materials acquisition, 2022 adjusted earnings per share is expected to be in the range of $4.80 to $5.20. Excluding acquisition related amortization, adjusted earnings per share is expected to be in the range of $5.30 to $5.70, an increase of 35% at the midpoint versus the comparable prior year metric.

ADJUSTED EARNINGS GUIDANCE

It is not possible for the Company to identify the amount or significance of future adjustments associated with potential insurance and litigation claims, legacy environmental costs, acquisition and integration costs, certain income tax items, or other non-routine costs that the Company adjusts in the presentation of adjusted earnings guidance. These items are dependent on future events that are not reasonably estimable at this time. Accordingly, the Company is unable to reconcile without unreasonable effort the forecasted range of adjusted earnings guidance for the full year to a comparable GAAP range. However, items excluded from the Company's adjusted earnings guidance include the historical adjustments noted in Attachments 4 and 5 to this press release.

CONFERENCE CALL

Materion Corporation will host an investor conference call with analysts at 9:00 a.m. Eastern Time, February 17, 2022. The conference call will be available via webcast through the Company’s website at www.materion.com or through www.InvestorCalendar.com. By phone, please dial (888) 506-0062. Calls outside the U.S. can dial (973) 528-0011; please reference participant access code of 651701 if dialing in. A replay of the call will be available until March 3, 2022 by dialing (877) 481-4010 or (919) 882-2331 if international; please reference replay ID number 44225. The call will also be archived on the Company’s website.

FORWARD-LOOKING STATEMENTS

Portions of the narrative set forth in this document that are not statements of historical or current facts are forward-looking statements. Our actual future performance may materially differ from that contemplated by the forward-looking statements as a result of a variety of factors. These factors include, in addition to those mentioned elsewhere herein: our ability to achieve the strategic and other objectives related to the acquisition of HCS-Electronic Materials, including any expected synergies; our ability to successfully integrate the HCS-Electronic Materials business and other such acquisitions and achieve the expected results of the acquisition, the ultimate impact of the COVID-19 pandemic on our business, results of operations, financial condition, and liquidity; the global economy, including the impact of tariffs and trade agreements; the condition of the markets which we serve, whether defined geographically or by segment; changes in product mix and the financial condition of customers; our success in developing and introducing new products and new product ramp-up rates; our success in passing through the costs of raw materials to customers or otherwise mitigating fluctuating prices for those materials, including the impact of fluctuating prices on inventory values; our success implementing our strategic plans and the timely and successful completion and start-up of any capital projects; other financial and economic factors, including the cost and availability of raw materials (both base and precious metals), physical inventory valuations, metal financing fees, tax rates, exchange rates, interest rates, pension costs and required cash contributions and other employee benefit costs, energy costs, regulatory compliance costs, the cost and availability of insurance, credit availability, and the impact of the Materion’s stock price on the cost of incentive compensation plans; the uncertainties related to the impact of war, terrorist activities, and acts of God; changes in government regulatory requirements and the enactment of new legislation that impacts our obligations and operations; the conclusion of pending litigation matters in accordance with our expectation that there will be no material adverse effects; the disruptions on operations from, and other effects of, catastrophic and other extraordinary events; and the risk factors set forth in Part 1, Item 1A of our 2020 Annual Report on Form 10-K.

Materion Corporation is headquartered in Mayfield Heights, Ohio. The Company, through its wholly owned subsidiaries, supplies highly engineered advanced enabling materials to global markets. Products include precious and non-precious specialty metals, inorganic chemicals and powders, specialty coatings, specialty engineered beryllium alloys, beryllium and beryllium composites, and engineered clad and plated metal systems.

Investor Contact: Media Contact:
John Zaranec Jason Saragian
(216) 383-4010 (216) 383-6893
john.zaranec@materion.com jason.saragian@materion.com
https://materion.com
Mayfield Hts-g

Attachment 1
Materion Corporation and Subsidiaries
Consolidated Statements of Income
(Unaudited)

	Fourth Quarter Ended		Year Ended
(In thousands except per share amounts)	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Net sales	$397,231	$339,689	$1,510,644	$1,176,274
Cost of sales	324,159	283,892	1,226,882	983,641
Gross margin	73,072	55,797	283,762	192,633
Selling, general, and administrative expense	45,746	34,671	163,777	133,963
Research and development expense	7,411	6,179	26,575	20,283
Goodwill impairment charges	—	—	—	9,053
Asset impairment charges	—	(294)	—	1,419
Restructuring expense	(60)	4,093	(438)	11,237
Other — net	4,465	4,320	16,737	8,463
Operating profit	15,510	6,828	77,111	8,215
Other non-operating (income) expense—net	(1,283)	(1,068)	(5,115)	(3,939)
Interest expense — net	2,421	1,040	4,901	3,879
Income before income taxes	14,372	6,856	77,325	8,275
Income tax (benefit) expense	(5,311)	(1,210)	4,851	(7,187)
Net income	$19,683	$8,066	$72,474	$15,462
Basic earnings per share:
Net income per share of common stock	$0.96	$0.40	$3.55	$0.76
Diluted earnings per share:
Net income per share of common stock	$0.95	$0.39	$3.50	$0.75
Weighted-average number of shares of common stock outstanding:
Basic	20,445	20,328	20,422	20,338
Diluted	20,732	20,606	20,689	20,603

Attachment 2
Materion Corporation and Subsidiaries
Consolidated Balance Sheets
(Unaudited)

(Thousands)	December 31, 2021	December 31, 2020
Assets
Current assets
Cash and cash equivalents	$14,462	$25,878
Accounts receivable, net	223,553	166,447
Inventories, net	361,115	250,778
Prepaid and other current assets	28,122	20,896
Total current assets	627,252	463,999
Deferred income taxes	5,431	3,134
Property, plant, and equipment	1,132,223	998,312
Less allowances for depreciation, depletion, and amortization	(723,248)	(688,626)
Property, plant, and equipment—net	408,975	309,686
Operating lease, right-of-use assets	63,096	62,089
Intangible assets	156,736	54,672
Other assets	27,369	19,364
Goodwill	318,620	144,916
Total Assets	$1,607,479	$1,057,860
Liabilities and Shareholders’ Equity
Current liabilities
Short-term debt	$15,359	$1,937
Accounts payable	86,243	55,640
Salaries and wages	37,544	18,809
Other liabilities and accrued items	53,388	40,887
Income taxes	4,205	1,898
Unearned revenue	7,770	7,713
Total current liabilities	204,509	126,884
Other long-term liabilities	14,954	14,313
Operating lease liabilities	57,099	56,761
Finance lease liabilities	16,327	20,539
Retirement and post-employment benefits	33,394	41,877
Unearned income	97,962	86,761
Long-term income taxes	1,190	2,689
Deferred income taxes	27,216	15,864
Long-term debt	434,388	36,542
Shareholders’ equity	720,440	655,630
Total Liabilities and Shareholders’ Equity	$1,607,479	$1,057,860

Attachment 3
Materion Corporation and Subsidiaries
Consolidated Statements of Cash Flows

	(Unaudited)
(Thousands)	2021	2020
Cash flows from operating activities:
Net income	$72,474	$15,462
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation, depletion, and amortization	44,137	42,384
Amortization of deferred financing costs in interest expense	967	790
Stock-based compensation expense (non-cash)	6,517	5,528
Amortization of pension and post-retirement costs	437	(151)
(Gain) loss on sale of property, plant, and equipment	(282)	466
Deferred income tax (benefit) expense	(12,957)	(9,850)
Impairment charges	—	10,472
Net pension curtailments and settlements	—	94
Changes in assets and liabilities, net of acquired assets and liabilities:
Decrease (increase) in accounts receivable	(30,490)	(707)
Decrease (increase) in inventory	(43,458)	(1,288)
Decrease (increase) in prepaid and other current assets	(3,855)	2,475
Increase (decrease) in accounts payable and accrued expenses	40,219	(21,877)
Increase (decrease) in unearned revenue	106	2,935
Increase (decrease) in interest and taxes payable	(220)	(157)
Increase (decrease) in unearned income due to customer prepayments	13,752	54,103
Domestic pension plan contributions	—	—
Other-net	2,894	378
Net cash provided by operating activities	90,241	101,057
Cash flows from investing activities:
Payments for acquisition, net of cash acquired	(392,240)	(130,715)
Payments for purchase of property, plant, and equipment	(102,910)	(67,274)
Payments for mine development	—	—
Proceeds from settlement of currency exchange contract	—	3,249
Proceeds from sale of property, plant, and equipment	881	33
Net cash used in investing activities	(494,269)	(194,707)
Cash flows from financing activities:
Proceeds from borrowings under revolving credit agreement, net	118,297	34,000
Proceeds from term loan	300,000	—
Repayment of long-term debt	(2,054)	(20,634)
Principal payments under finance lease obligations	(2,819)	(2,213)
Cash dividends paid	(9,697)	(9,257)
Deferred financing costs	(7,403)	—
Repurchase of common stock	—	(6,766)
Payments of withholding taxes for stock-based compensation awards	(3,318)	(2,221)
Net cash used in financing activities	393,006	(7,091)
Effects of exchange rate changes	(394)	1,612
Net change in cash and cash equivalents	(11,416)	(99,129)
Cash and cash equivalents at beginning of period	25,878	125,007
Cash and cash equivalents at end of period	$14,462	$25,878

Attachment 4
Materion Corporation and Subsidiaries
Reconciliation of Non-GAAP Measure - Value-added Sales, Operating Profit, and EBIT
(Unaudited)

	Fourth Quarter Ended		Year Ended
(Millions)	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Net Sales
Performance Alloys and Composites	$136.4	$102.3	$511.9	$394.2
Advanced Materials	$228.3	195.0	866.8	670.9
Precision Optics	$32.5	42.4	131.9	111.2
Other	—	—	—	—
Total	$397.2	$339.7	$1,510.6	$1,176.3

Less: Pass-through Metal Cost
Performance Alloys and Composites	$20.6	$12.3	$71.5	$48.9
Advanced Materials	138.8	136.1	577.7	450.3
Precision Optics	0.1	3.6	0.1	9.3
Other	0.3	0.5	1.6	2.6
Total	$159.8	$152.5	$650.9	$511.1

Value-added Sales (non-GAAP)
Performance Alloys and Composites	$115.8	$90.0	$440.4	$345.3
Advanced Materials	89.5	58.9	289.1	220.6
Precision Optics	32.4	38.8	131.8	101.9
Other	(0.3)	(0.5)	(1.6)	(2.6)
Total	$237.4	$187.2	$859.7	$665.2

Gross Margin
Performance Alloys and Composites	$33.0	$20.9	$132.4	$82.0
Advanced Materials	27.3	20.9	100.8	73.8
Precision Optics	12.5	13.8	51.0	37.2
Other	0.3	0.2	(0.4)	(0.4)
Total	$73.1	$55.8	$283.8	$192.6

Operating Profit (Loss)
Performance Alloys and Composites	$16.2	$3.7	$67.9	$13.6
Advanced Materials	8.8	6.7	35.3	22.1
Precision Optics	3.7	1.7	14.2	(4.4)
Other	(13.2)	(5.3)	(40.3)	(23.1)
Total	$15.5	$6.8	$77.1	$8.2

	Fourth Quarter Ended		Year Ended
(Millions)	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Special Items
Performance Alloys and Composites	$1.6	$8.1	$1.6	$25.8
Advanced Materials	3.7	0.5	3.7	1.3
Precision Optics	—	2.5	0.4	15.5
Other	6.0	(0.3)	11.5	0.7
Total	$11.3	$10.8	$17.2	$43.3

Operating Profit (Loss) Excluding Special Items
Performance Alloys and Composites	$17.8	$11.8	$69.5	$39.4
Advanced Materials	12.5	7.2	39.0	23.4
Precision Optics	3.7	4.2	14.6	11.1
Other	(7.2)	(5.6)	(28.8)	(22.4)
Total	$26.8	$17.6	$94.3	$51.5

Non-Operating (Income) Expense
Performance Alloys and Composites	$0.2	$0.1	$0.6	$0.6
Advanced Materials	—	—	0.1	0.1
Precision Optics	(0.2)	(0.1)	(0.8)	(0.3)
Other	(1.3)	(1.1)	(5.0)	(4.3)
Total	$(1.3)	$(1.1)	$(5.1)	$(3.9)

EBIT Excluding Special Items
Performance Alloys and Composites	$17.6	$11.7	$68.9	$38.8
Advanced Materials	12.5	7.2	38.9	23.3
Precision Optics	3.9	4.3	15.4	11.4
Other	(5.9)	(4.5)	(23.8)	(18.1)
Total	$28.1	$18.7	$99.4	$55.4
The cost of gold, silver, platinum, palladium, copper, ruthenium, iridium, rhodium, rhenium, and osmium is passed through to customers and, therefore, the trends and comparisons of net sales are affected by movements in the market price of these metals. Internally, management also reviews net sales on a value-added basis. Value-added sales is a non-GAAP financial measure that deducts the value of the pass-through metals sold from net sales. Value-added sales allows management to assess the impact of differences in net sales between periods or segments and analyze the resulting margins and profitability without the distortion of the movements in pass-through metal prices. The dollar amount of gross margin and operating profit is not affected by the value-added sales calculation. During the first quarter of 2021, the Company added ruthenium, iridium, rhodium, rhenium, and osmium to its definition of value-added sales as the costs of these materials are treated as pass-through. Prior period value-added sales amounts have been recast to reflect this change. The Company sells other metals and materials that are not considered direct pass throughs, and these costs are not deducted from net sales to calculate value-added sales.

The Company’s pricing policy is to pass the cost of these metals on to customers in order to mitigate the impact of price volatility on the Company’s results from operations. Value-added information is being presented since changes in metal prices may not directly impact profitability. It is the Company’s intent to allow users of the financial statements to review sales with and without the impact of the pass-through metals.

Attachment 5
Materion Corporation and Subsidiaries
Reconciliation of Non-GAAP Measures - Profitability
(Unaudited)

	Fourth Quarter Ended		Year Ended
(Millions except per share amounts)	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
GAAP as Reported
Net sales	$397.2	$339.7	$1,510.6	$1,176.3
Operating profit (loss)	15.5	6.8	77.1	8.2
Non-operating (income) expense	(1.3)	(1.1)	(5.1)	(3.9)
Net income	19.7	8.1	72.5	15.5
Shares outstanding - Diluted	20,732	20,606	20,689	20,603
EPS - Diluted	$0.95	$0.39	$3.50	$0.75

Operating Profit Special Items
Impairment charges	$—	$(0.3)	$—	$10.5
Mine development costs	—	5.6	—	12.9
Forfeiture of non-cash stock-based compensation	—	(0.6)		(2.1)
Non-cash inventory adjustment	—	—	—	1.3
Cost reduction initiatives	—	4.5	0.4	11.7
COVID-19 related costs	—	0.4	—	4.1
Merger and acquisition costs	11.3	1.0	16.8	8.0
Foreign currency hedge gain	—	—	—	(3.3)
Legacy legal & environmental costs	—	0.2	—	0.2
Total Operating Profit Special Items	$11.3	$10.8	$17.2	$43.3
Operating Profit Special Items - net of tax	$8.7	$8.3	$13.2	$33.4
Tax Special Items(1)	$(7.0)	$(2.0)	$(6.9)	$(7.1)
Special items per diluted share	$0.08	$0.31	$0.31	$1.28

Non-GAAP Measures - Adjusted Profitability
Value-added (VA) sales	$237.4	$187.2	$859.7	$665.2
Operating profit	26.8	17.6	94.3	51.5
Operating profit % of VA	11.3%	9.4%	11.0%	7.7%
EBIT	28.1	18.7	99.4	55.4
EBIT % of VA	11.8%	10.0%	11.6%	8.3%
Net income	21.4	14.4	78.8	41.8
EPS - Diluted	$1.03	$0.70	$3.81	$2.03
EPS impact of acquisition amortization(2)	0.10	0.05	0.25	0.10
EPS excluding acquisition amortization - Diluted	$1.13	$0.75	$4.06	$2.13
(1) Q4 2021 Tax Special Items include a $6.9 million valuation allowance reversal.
(2)Acquisition amortization was $2.5 million ($2.0 million net of tax) and $1.1 million ($1.1 million net of tax) in the fourth quarter of 2021 and 2020, respectively. Acquisition amortization was $5.8 million ($5.2 million net of tax) and $2.2 million ($2.1 million net of tax) for the full year of 2021 and 2020, respectively.
In addition to presenting financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP), this earnings release contains financial measures, including operating profit, segment operating profit, earnings before interest and taxes (EBIT), net income, and earnings per share, on a non-GAAP basis. As detailed in the above reconciliation and Attachment 4, we have adjusted the results for certain special items such as non-cash impairment charges, non-cash inventory adjustments, cost reduction initiatives (i.e., severance), COVID-19 related costs, merger and acquisition costs, certain foreign currency hedge gains, and certain discrete income tax items from the applicable GAAP financial measure. Internally, management reviews the results of operations without the impact of these costs in order to assess the profitability from ongoing activities. We are providing this information because we believe it will assist investors in analyzing our financial results and, when viewed in conjunction with the GAAP results, provide a more comprehensive understanding of the factors and trends affecting our operations.